                          ALLIED SECURITY HOLDINGS LLC
                          ALLIED SECURITY FINANCE CORP.

                              ASSUMPTION AGREEMENT

     This Assumption Agreement (this "Agreement") is entered into as of August
2, 2004, by Allied Security Holdings LLC ("Holdings"), Allied Security Finance
Corp. ("Finance Corp."), and each of the Guarantors party hereto (the
"Guarantors") in connection with the offering by the Company (defined herein) of
$180,000,000 in aggregate principal amount of Senior Subordinated Notes due 2011
(the "Notes"). Capitalized terms used, but not defined herein, have the meanings assigned thereto in the Escrow and Security Agreement, dated as of July 14, 2004
(the "Escrow Agreement"), among Allied Security Escrow Corp. ("the "Company"),
Mafco Holdings Inc., a Delaware corporation, The Bank of New York, as escrow agent (the "Escrow Agent"), and The Bank of New York, as trustee under the indenture governing the Notes (the "Trustee").

     On the date hereof, the merger of the Company with and into Holdings pursuant to the Agreement and Plan of Merger, dated as of May 12, 2004 (the
"Escrow Merger"), was consummated. Section 1.3(b) of the Escrow Agreement provides that each of the parties listed on the signature pages hereto shall deliver this Agreement concurrently with the release of the Escrow Property, whereby each such party will agree to assume the continuing obligations of the
Company under the Registration Rights Agreement (defined herein) and the
Purchase Agreement (defined herein) as set forth herein.

                                    AGREEMENT

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree to as follows:

     1. REGISTRATION RIGHTS AGREEMENT: Each of Holdings, Finance Corp. and the
Guarantors hereby agrees that it has reviewed the Registration Rights Agreement, dated as of July 14, 2004, between Bear, Stearns & Co. Inc. (the "Initial
Purchaser"), and the Company (the "Registration Rights Agreement"), and each of
Holdings, Finance Corp. and the Guarantors further agrees, jointly and severally, to assume each of the continuing obligations of the Company set forth in the Registration Rights Agreement, as if it were an original signatory to the
Registration Rights Agreement on the date thereof.

     2. PURCHASE AGREEMENT: Each of Holdings, Finance Corp. and the Guarantors
hereby agrees that it has reviewed the Purchase Agreement, dated as of July 1,
2004, between the Company and the Initial Purchaser (the "Purchase Agreement"),
and each of Holdings, Finance Corp. and the Guarantors further agrees, jointly and severally, to assume each of the continuing obligations of the Company set forth in the Purchase Agreement, as if it were an original signatory to the
Purchase Agreement on the date thereof.

     3. NOTICES: Notices, instructions and other communications will be sent as follows:

           to Holdings,                 SpectaGuard Acquisition LLC
           Finance Corp. or             3606 Horizon Drive
           the Guarantors:              King of Prussia, Pennsylvania  19406
                                        Attention:  Chief Financial Officer
                                        Telecopier: (610) 239-1100

           with a copy to:              Skadden, Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, New York 10036
                                        Attention:  Stacy J. Kanter, Esq.
                                        Telecopier: (212) 735-2000

           to the Initial Purchaser:    Bear, Stearns & Co. Inc.
                                        383 Madison Avenue
                                        New York, New York 10179
                                        Attention: Corporate Finance Department
                                        Telecopier: (212) 272-3092

           with a copy to:              Latham & Watkins LLP
                                        885 Third Avenue, Suite 1000
                                        New York, New York 10022
                                        Attention: Marc D. Jaffe, Esq.
                                        Telecopier: (212) 751-4864

     All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties at the addresses listed herein (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision).

     4. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment.

     5. COUNTERPARTS: This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         6. CAPTIONS: The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7. CONSTRUCTION: THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS
AGREEMENT.

     The parties hereto have executed this Agreement as of the date first set forth above.

                           Very truly yours,

                           ALLIED SECURITY HOLDINGS LLC

                           By:   /s/ William A. Torzolini
                              -------------------------------------------------
                              Name:  William A. Torzolini
                              Title: Senior Vice President, Chief Financial
                                     Officer and Treasurer

                           ALLIED SECURITY FINANCE CORP.

                           By:   /s/ William A. Torzolini
                              -------------------------------------------------
                              Name:  William A. Torzolini
                              Title: Senior Vice President, Chief Financial
                                     Officer and Treasurer

                           SPECTAGUARD ACQUISITION LLC

                           By:      ALLIED SECURITY HOLDINGS LLC,
                                    as sole member

                           By:   /s/ William A. Torzolini
                              -------------------------------------------------
                              Name:  William A. Torzolini
                              Title: Senior Vice President, Chief Financial
                                     Officer and Treasurer

                           PROFESSIONAL SECURITY BUREAU LLC
                           EFFECTIVE MANAGEMENT SERVICES LLC
                           ALLIED SECURITY LLC
                           BARTON PROTECTIVE SERVICES LLC

                           By:   SPECTAGUARD ACQUISITION LLC,
                                 as sole member

                              Assumption Agreement

                           By:   /s/ William A. Torzolini
                              -------------------------------------------------
                              Name:  William A. Torzolini
                              Title: Chief Financial Officer and Treasurer

                              Assumption Agreement

                           ALLIED SECURITY LP

                           By:  SPECTAGUARD ACQUISITION LLC,
                                as general partner

                                By:   /s/ William A. Torzolini
                                   ---------------------------------------------
                                   Name:  William A. Torzolini
                                   Title: Chief Financial Officer and
                                          Treasurer

                              Assumption Agreement